SHARE PURCHASE AGREEMENT

THIS AGREEMENT is dated the ~~22nd~~ 24th day of October, 2008.

AMONG:

PENDANA LIMITED, a corporation formed under the laws of the British Virgin Islands with offices at Palm Grove House, P.O. Box 438, Road Town, Tortola, BVI

(the "Vendor")

AND:

DYNAMOTIVE ENERGY SYSTEMS CORPORATION, a corporation duly incorporated under the laws of Canada and having offices at 1700 West 75th Avenue, Vancouver, British Columbia V6P 6G2

(the "Purchaser")

WHEREAS:

(A) The Vendor is the beneficial owner of 1 share (the "Share") representing 20% of Dynamotive Europe Limited, a private company incorporated under the laws of the United Kingdom (the "Company");

(B) The Vendor has agreed to sell the Share to the Purchaser on the Closing Date as provided herein;

THEREFORE for and in consideration of the premises, covenants and agreements herein set forth and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. DEFINITIONS AND INTERPRETATION

1.1 In this Agreement:

(a) **"Closing"** means the completion of the purchase and sale of the Share contemplated in this Agreement in accordance with its terms and conditions;

(b) **"Closing Date"** means October ~~29~~ 24th, 2008, or such other date as the parties hereto may agree in writing;

(c) **"Company"** means Dynamotive Europe Limited;

(d) "*Income Tax Act*" means the (Canadian) Income Tax Act, R.S.C. 1985, Chapter 1 (5th Supp.) as amended;

(e) "**Parties**" means collectively, the Vendor and the Purchaser, and "**Party**" means any of them;

(f) "**Purchaser**" means Dynamotive Energy Systems Corporation;

(g) "**Vendor**" means Pendana Limited;

(h) any other term defined within the text of this Agreement has the meaning so ascribed.

2. **REPRESENTATIONS AND WARRANTIES**

2.1 The Vendor warrants, represents and covenants to and with the Purchaser that:

(a) the Vendor is a company duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has the power, authority and capacity to incur the obligations of the Vendor created by this Agreement and to carry out its terms;

(b) the execution and delivery of this Agreement and the completion of the transactions contemplated hereby has been duly and validly authorized by all necessary corporate action on the part of the Vendor and this Agreement constitutes a legal, valid and binding obligation of the Vendor in accordance with its terms except as limited by laws of general application affecting the rights of creditors;

(c) neither the execution and delivery of this Agreement nor the completion of the transactions contemplated hereby will conflict with or result in a breach of or violate any of the terms, conditions or provisions of any law, judgment, order, injunction, decree, regulation or ruling of any court or governmental authority, domestic or foreign, to which the Vendor or any of its Subsidiaries is subject or constitute or result in a default under any agreement, contract or commitment to which the Vendor or any of its subsidiaries is a party;

(d) the Vendor is a non-resident of Canada within the meaning of the *Income Tax Act*;

(e) the Vendor is the registered and beneficial owner of the Share, free and clear of all liens and all encumbrances and the Vendor has the complete and exclusive right and authority to sell, transfer, assign and deliver the Share to the Purchaser free and clear of any liens or encumbrances;

(f) the Vendor reasonably believes that no person has any agreement, right, option or privilege, consensual or arising by law, present or future, contingent or absolute, or capable of becoming an agreement, right or option over the Share;

2.2 The Purchaser warrants and represents to the Vendor that:

(a) the Purchaser is not a non-resident of Canada within the meaning of Section 116 of the *Income Tax Act*;

(b) the Purchaser is a corporation duly incorporated, validly existing and in good standing under the laws of British Columbia, Canada and has the power, authority, capacity to carry on its business presently conducted by it and capacity to incur the obligations of the Purchaser created by this Agreement and to carry out its terms;

(c) the Purchaser is in good standing under applicable laws;

(d) the publicly available information about the Purchaser as filed at www. SEDAR.com constitutes true and complete disclosure record of the material facts pertaining to the Purchaser; and

(e) the execution and delivery of this Agreement and the completion of the transactions contemplated hereby has been duly and validly authorized by all necessary corporate action on the part of the Purchaser, and this Agreement constitutes a legal, valid and binding obligation of the Purchaser in accordance with its terms except as limited by laws of general application affecting the rights of creditors.

3. PURCHASE AND SALE

3.1 On the basis of the warranties and representations set forth in §2 of this Agreement and subject to the terms and conditions of this Agreement, the Purchaser agrees to buy from the Vendor and the Vendor agrees to sell and transfer to the Purchaser, the Vendor's Share on the Closing Date for the purchase price of £1.

4. CONDITIONS

4.1 The obligations of the Purchaser to carry out the terms of this Agreement and to complete the purchase set out under §3.1 hereof is subject to the condition that on the Closing Date the representations and warranties of the Vendor as set forth in §2.1 of this Agreement are true in every particular as if such warranties and representations had been made by the Vendor on the Closing Date;

4.2 The obligation of the Vendor to carry out the terms of this Agreement and to complete the sale set out under §3.1 hereof is subject to the condition that on the Closing Date the representations and warranties of the Purchaser as set forth in §2.2 of this Agreement are true in every particular as if such warranties and representations have been made by the Purchaser on the Closing Date.

5. CLOSING

5.1 The Closing will take place at the offices of the solicitors for the Purchaser at 1500- 1055 West Georgia Street, Vancouver, BC on the Closing Date, or on such other date and in such other manner as the parties may agree in writing.

5.2 The Vendor shall deliver to the Purchaser on or prior to the Closing Date the following:

(a) a resolution of the directors of the Vendor authorizing the execution of this Agreement; and

(b) original certificate(s) representing the Share endorsed for transfer into the name of the Purchaser.

5.3 The Purchaser shall pay to the Vendor the purchase price of £1 on the Closing Date.

6. CONFIDENTIALITY

6.1 During the period before the Closing Date, the Purchaser and the Vendor will use their reasonable endeavours to prevent public disclosure or knowledge of the transaction contemplated hereby, without the prior approval of the other, and will maintain the confidentiality of the negotiations regarding such transaction. The foregoing will not restrict or otherwise affect the right of the Purchaser or the Vendor to make or permit any disclosure:

(a) which, in its opinion, is reasonably necessary or desirable for it to carry out and give full effect to the terms, provisions and intent hereof and the transaction contemplated hereby;

(b) to consultants, legal advisors, financial institutions, business associates and other provided such disclosure is not intended for broad dissemination to the public;

(c) which the legal advisors for either Party advise is required or advisable to ensure compliance with applicable securities laws and regulations;

(d) as may be otherwise required by law.

7. SURVIVAL OF OBLIGATIONS

7.1 Except as otherwise specifically provided herein, the obligations of the parties arising from this Agreement will terminate on the Closing Date.

8. ENUREMENT

8.1 This Agreement will enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators and permitted assigns.

9. GENERAL PROVISIONS

9.1 Time is of the essence of this Agreement.

9.2 The parties covenant and agree to execute and deliver all such further documents and instruments and to do all acts and things as may be reasonably necessary or desirable to

carry out the full intent and meaning of this Agreement and to ensure delivery of the Vendor's Share to the Purchaser.

9.3 This Agreement may be executed in several counterparts and by facsimile transmission, each of which will be deemed to be an original and all of which will together constitute one and the same instrument.

9.4 English Law shall govern the construction, validity and performance of this Agreement, and the parties submit to the exclusive jurisdiction of the English Courts in relation thereto.

IN WITNESS WHEREOF the parties have executed this Agreement on the ~~22nd~~ 24th day of October, 2008.

PENDANA LIMITED

Director/Authorised Signatory
GFT Directors Limited
Corporate Director

~~Director~~/Authorised Signatory
Finistere Directors Limited
Corporate Director

Per: ______________________
Authorized Signatory

DYNAMOTIVE ENERGY SYSTEMS CORPORATION

Per: ______________________
Authorized Signatory